Exhibit (i)


                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757


December 30, 2004

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, Delaware  19809

       Re: Shares Registered by Post-Effective Amendment No. 89 to Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

                  We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 89 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $ .001 par value per share (collectively, the "Shares"), with respect to the Company's Money Market, Boston Partners Large Cap Value, Boston Partners Mid Cap Value, Boston Partners Long/Short Equity, Boston Partners All-Cap Value, Boston Partners Small Cap Value Fund II, Bogle Small Cap Growth, Schneider Small Cap Value, Schneider Value and Baker 500 Growth Portfolios:

                 PORTFOLIO                   CLASS             AUTHORIZED SHARES


   Money Market                                L                  1500 million
                                               I                  1500 million

   Boston Partners Large Cap Value            QQ                  100 million
                                              RR                  100 million

   Boston Partners Mid Cap Value              UU                  100 million
                                              TT                  100 million

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   Boston Partners Long/Short Equity          III                 100 million
                                              JJJ                 100 million

   Boston Partners All-Cap Value              VV                  100 million
                                              WW                  100 million

   Boston Partners Small Cap Value II         DDD                 100 million
                                              EEE                 100 million

   Bogle Small Cap Growth                     NNN                 100 million
                                              OOO                 100 million

   Schneider Small Cap Value                  YY                  100 million

   Schneider Value                            PPP                 100 million


   Baker 500 Growth                           II                  100 million
                                              JJ                  100 million


The Amendment seeks to register an indefinite number of the Shares.

                  We have reviewed the Company's Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

                  Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectuses offering the Shares and in accordance with the Company's Articles of Incorporation for not less than $ .0001 per share, will be legally issued, fully paid and non-assessable by the Company.

                  We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Company's Registration Statement.

                                                  Very truly yours,

                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                  Drinker Biddle & Reath LLP